Exhibit 99.1

September 21, 2015

TransEnterix Acquires the ALF-X Surgical Robotic System

- Creates a global surgical robotics company with a compelling product portfolio -

- Expected to accelerate commercialization timeline and revenue ramp -

RESEARCH TRIANGLE PARK, N.C. AND MILAN, ITALY – (BUSINESS WIRE) — TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics to improve minimally invasive surgery, announced today that it has acquired the surgical robotics division of SOFAR S.p.A., an Italian health care company, in a cash and stock transaction with total consideration of $99.8 million. SOFAR has developed the TELELAP ALF-X® advanced robotic system for minimally invasive surgery, which has an active CE Mark.

“The combination of SurgiBot™ and ALF-X® will allow TransEnterix to address a larger market opportunity with compelling patient, surgeon and hospital value,” said Todd M. Pope, President and CEO of TransEnterix. “We believe this combination accelerates our commercialization timeline and revenue ramp as we can immediately begin selling the ALF-X in many markets globally.”

“We believe joining with TransEnterix will make our vision to create the next wave of robotic surgery a reality.” said Andrea Biffi, CEO of SOFAR, who has been appointed to the TransEnterix Board of Directors. “Our decision to become a significant shareholder reflects our belief that the company has built a strong team and will execute on this compelling opportunity.”

Strategic Rationale

The combination with SOFAR’s surgical robotics division supports and accelerates TransEnterix’s fundamental strategies:

•	Accelerate the migration of traditional laparoscopic procedures to robotically assisted laparoscopy: Both robotic surgical systems are designed to leverage the experience and motion of traditional laparoscopic surgery. Laparoscopic procedures represent over 10 times the number of existing robotic surgery procedures. New robotic systems that leverage laparoscopic experience and techniques should facilitate the continued growth of robotically enhanced laparoscopy.

•	Address the trade-offs required of surgeons when using currently available robots: Both the SurgiBot and ALF-X systems are designed to address trade-offs that currently-available robotic systems require of surgeons, such as loss of haptic feedback, being disengaged from the surgical field, the increased size of required trocar incisions, the inability to easily reposition patients once docked, and the requirement to interrupt operating and disengage instrument controls in order to move the camera.

•	Eliminate cost barriers to adoption with compelling pricing models: Both robotic systems are designed to present a compelling economic value to hospitals. Whether through reduced capital acquisition cost or reduced per-procedure costs, each system will lower the economic barriers for hospitals to engage in robotic surgery. This should make robotic surgery a possibility for many more hospitals around the world.

The acquisition of SOFAR’s surgical robotics division is anticipated to have a positive financial impact going forward. TransEnterix believes that the ability to commercialize the ALF-X system in the near-term under the existing CE Mark and our significantly expanded market opportunity could accelerate our revenue growth more than previously anticipated.

Transaction Structure

TransEnterix acquired from SOFAR all of the intellectual property and other assets, employees and contracts related to the advanced robotic system for minimally invasive laparoscopic surgery known as TELELAP ALF-X (Acquisition Transaction).

At the closing of the Acquisition Transaction, SOFAR received $25 million in cash and 15,543,413 shares of TransEnterix common stock with a value of $43.7 million, based on the closing price of $2.81 as of September 18, 2015.

The agreement also provides for up to €27.5 million ($31.1 million) in remaining cash consideration to be paid in three additional tranches based on the achievement of negotiated milestones.

In connection with the Acquisition Transaction, SOFAR entered into a lock-up agreement with TransEnterix pursuant to which SOFAR agreed, subject to certain exceptions, not to sell, transfer or otherwise convey any of the shares issued for one year following the closing date of the acquisition. The shares will be released between the first and second anniversaries of the closing of the Acquisition Transaction. TransEnterix also entered into a Registration Rights Agreement with SOFAR, pursuant to which TransEnterix agreed to register SOFAR’s shares for resale, subject to the lock-up provisions.

Structure and Governance

TransEnterix, Inc. will continue to have its principal offices in North Carolina. The company will continue the research and development activities in Italy through its subsidiary, TransEnterix Italia, S.r.l., f/k/a Vulcanos S.r.l. Mr. Pope will remain the President and CEO of TransEnterix and Mr. Biffi will serve on the TransEnterix Board of Directors.

Conference Call

TransEnterix, Inc. will host a conference call on Tuesday, September 22, 2015 at 8:00 AM ET to discuss this acquisition. To listen to the conference call on your telephone, please dial (888) 811-5408 for domestic callers or (913) 312-0838 for international callers approximately ten minutes prior to the start time. To access the live audio webcast with presentation slides or archived recording, use the following link http://ir.transenterix.com/events.cfm. The replay will be available on TransEnterix’s website for approximately 90 days after the conference call.

About TransEnterix

TransEnterix is a medical device company that is pioneering the use of robotics to improve minimally invasive surgery by addressing the economic and clinical challenges associated with current laparoscopic and robotic options. The company is focused on the development and commercialization of the SurgiBot™ System, a robotically enhanced laparoscopic surgical platform that allows the surgeon to be patient-side within the sterile field. The SurgiBot System is not yet available for sale in any market. For more information, visit the TransEnterix website at www.transenterix.com.

About TELELAP ALF-X

TELELAP ALF-X is a next generation robotic surgical system. The system is the result of years of advanced research by SOFAR S.p.A, in collaboration with the European Commission’s Joint Research Centre (JRC). TELELAP ALF-X is a multi-port robotic system that brings the advantages of robotic surgery to patients while enabling surgeons with innovative new technology such as eye tracking and haptics. Utilizing reusable instruments, the system will allow hospitals to offer the most advanced technology with low operational costs. The ALF-X is not available for sale in the U.S.

Forward Looking Statements

This press release includes statements relating to TransEnterix’s acquisition of SOFAR S.p.A’s. surgical robotics division, the TELELAP ALF-X® System, the SurgiBot™ System and our current regulatory and commercialization plans for these products. These statements and other statements regarding our future plans and goals constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, whether our acquisition of the ALF-X surgical robotics system will be successful, whether the combination of the SurgiBot and ALF-X will provide compelling patient, surgeon and hospital value; whether TransEnterix’s acquisition of the ALF-X surgical robotics system will have a positive financial impact going forward; whether SurgiBot System’s 510(k) application(s) submitted on June 1, 2015 will be cleared by the U.S. FDA, whether we will be able to efficiently and successfully integrate the acquisition into our operations, the pace of adoption of our products by surgeons, the success and market opportunity of our products, the effect on our business of existing and new regulatory requirements and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q filed on August 6, 2015 and other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

Mark Klausner, 443-213-0501

transenterix@westwicke.com

Media Contact:

Joanna Rice, 951-751-1858

joanna@greymattermarketing.com